    As filed with the Securities and Exchange Commission on
                     September 29, 1997
                                      Registration No.333-______
________________________________________________________________
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
             _______________________________________
                             FORM S-8
                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933
             _______________________________________

             WESTWOOD HOMESTEAD FINANCIAL CORPORATION
             ----------------------------------------
      (Exact name of Registrant as Specified in Its Charter)

             Indiana                    31-1463057
             -------                 ----------------
(State or other jurisdiction of      (I.R.S. Employer
incorporation or organization)       Identification No.)

                       3002 Harrison Avenue
                   Cincinnati, Ohio 45211-5789
                           513-661-5735
                 ------------------------------
             (Address of Principal Executive Offices)

             Westwood Homestead Financial Corporation
                     1997 Stock Option Plan
             Westwood Homestead Financial Corporation
                   Management Recognition Plan
             ----------------------------------------
                    (Full Title of the plans)

                                             with copies to:
Michael P. Brennan, President         Cynthia R. Cross, Esq.
Westwood Homestead Financial          Daniel L. Hogans, Esq.
  Corporation                         Housley Kantarian &
3002 Harrison Avenue                    Bronstein, P.C.
Cincinnati, Ohio 45211-5789           1220 19th Street N.W.,
------------------------------        Suite 700
(Name and Address of Agent            Washington, D.C. 20036
For Service)
Washington, D.C.  20036

                          (202) 822-9611
                      ----------------------
  (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE
====================================================================================
Title of                            Proposed Maximum  Proposed Maximum    Amount of
Securities to       Amount to be    Offering Price   Aggregate Offering Registration
be registered(1)    registered(2)     Per Share(3)       Price(4)            Fee
------------------------------------------------------------------------------------
Common Stock, $.01
par value per share     398,072         (3)              $6,636,357.01    $2,011.02
====================================================================================

(1) Maximum number of shares issuable under Westwood Homestead Financial Corporation Management Recognition Plan (113,735 shares) and Westwood Homestead Financial Corporation 1997 Stock Option Plan (284,337 shares), as such amounts may be increased in accordance with said plans in the event of a merger, consolidation, recapitalization or similar event involving the Registrant.
(2) Under Rule 457(h) the registration fee may be calculated, inter alia, based upon the price at which the options may be exercised. 398,072 shares are being registered hereby, of which 190,410 are under option at a weighted average exercise price of $17.0625 per share ($3,248,870.63 in the aggregate). The remainder of such shares, which are not presently subject to option (207,662 shares), are being registered based upon the average of the high and low selling price of the common stock of the Registrant as reported on the National Association of Securities Dealers Automated Quotation, National Market ("NNM") on September 25, 1997 of $16.3125 per share ($3,387,486.38 in the aggregate). Therefore, the total amount of the offering being registered herein is $6,636,357.01.

                        PART I

               INFORMATION REQUIRED IN THE SECTION
                         10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*
-------  ----------------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
-------  INFORMATION*

    *Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Westwood Homestead Financial Corporation Management Recognition Plan and Westwood Homestead Financial Corporation 1997 Stock Option Plan (together, the "Plans") in accordance with Rule 428(b)(1). In accordance with Note to Part I of Form S-
8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.


                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
-------

    The following documents are incorporated by reference in this Registration Statement:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 as filed with the Commission on March 28, 1997 (Commission File No. 0-21385).

    (b) The Company's quarterly report on Form 10-Q for the quarter ended March 31, 1997, as filed with the Commission on May
13, 1997 (Commission File No. 0-21385).

    (c) The Company's quarterly report on Form 10-Q for the quarter ended June 30, 1997, as filed with the Commission on August 1, 1997 (Commission File No. 0-21385).

    (d) The description of the Company's securities as contained in the Company's Form 8-A, as filed with the Commission on September 17, 1996 (Commission File No. 0-21385).

    ALL DOCUMENTS FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 AFTER THE DATE HEREOF AND PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE ("COMMON STOCK") OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SHARES OF COMMON STOCK THEN REMAINING UNSOLD SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES
-------

       Not applicable, as the Common Stock is registered under
Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
-------

       Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
-------

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

    The following is a summary of the general effect of the indemnification provisions of the Company's Articles of Incorporation and of the indemnification provided for under Indiana law. All statements made herein, which are only intended to summarize the above-referenced provisions, are qualified in their entirety by reference to the Company's Articles of Incorporation and the Indiana Business Corporation Law.

    ARTICLES OF INCORPORATION. Article XVIII of the Company's Articles of Incorporation provides for indemnification of the Company's directors and officers. In the case of a threatened, pending or completed action or suit by or in the name of the Company, the Company shall indemnify a director or officer for amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if the director or officer: (i) is successful on the merits or otherwise; or (ii) acted in good faith in the transaction which is the subject of the suit or action, and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Company. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged liable to the Company, unless the court in which the action is brought determines that indemnification is proper.

    In the case of a threatened, pending or completed action or proceeding (whether criminal, administrative or investigative) other than a suit by or in the right of the Company (a "nonderivative suit"), against an officer or director, the Company shall indemnify the director or officer for amounts reasonably incurred by him in connection with the defense or settlement of the nonderivative suit if the director or officer:
(i) is successful on the merits or otherwise; or (ii) acted in good faith in the transaction which is the subject of the nonderivative suit and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company.

    INDIANA BUSINESS CORPORATION LAW. A corporation may, under Indiana law, indemnify a director or officer made a party to a proceeding because such person was a director or officer of the corporation if: (i) the individual's conduct was in good faith; and (ii) the individual reasonably believed (A) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interests, and (B) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests. An Indiana corporation may also indemnify an officer or director in a criminal proceeding if the individual: (i) had reasonable cause to believe that his conduct was lawful; or (ii) had no reasonable cause to believe that his conduct was unlawful.

    An Indiana corporation must, unless limited by its articles of incorporation, indemnify any director or officer who was wholly successful, on the merits or otherwise, in the defense of a proceeding to which the individual was a party because the individual was a director or officer of the corporation, against reasonable expenses incurred by the director or officer in connection with the proceeding. Unless limited by the corporation's articles of incorporation, an officer or director may apply to the court conducting the proceeding or another court of competent jurisdiction for indemnification. The court may order indemnification if it determines: (i) the director or officer is entitled to mandatory indemnification under Indiana law; or (ii) the officer or director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such director or officer met the standard of conduct set forth for mandatory indemnification under Indiana law. The Company's Articles of Incorporation do not contain any limitations on the ability of the Company to indemnify its directors and officers under Indiana law.

    DIRECTOR AND OFFICER LIABILITY INSURANCE. The Company has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, including liabilities under the Securities Act of 1933, as amended, and provides for payment to the Company of costs incurred by it in indemnifying its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
-------

      Not Applicable.

ITEM 8.  EXHIBITS
-------

    For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

ITEM 9.  UNDERTAKINGS
-------

    1.   The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement --

              (i)  To include any prospectus required by Section
                   10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1934, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

    2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Cincinnati, State of Ohio, on September 29, 1997.

                       WESTWOOD HOMESTEAD FINANCIAL CORPORATION


                       By:  /s/ Michael P. Brennan
                            ----------------------------------
                            Michael P. Brennan
                            President and Chief Executive Officer
                            (Duly Authorized Representative)

                        POWER OF ATTORNEY

     We, the undersigned Directors of Westwood Homestead Financial Corporation, hereby severally constitute and appoint Michael P. Brennan, with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Michael P. Brennan may deem necessary or advisable to enable Westwood Homestead Financial Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of Westwood Homestead Financial Corporation's common stock including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Michael P. Brennan shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                    Title                   Date
----------                    -----                   -----

/s/ Michael P. Brennan     President, Chief   September 29, 1997
----------------------     Executive Officer
Michael P. Brennan         And Director
                           (Principal Executive
                           Officer)

/s/ John E. Essen          Chief Financial    September 29, 1997
-----------------------    Officer and Treasurer
John E. Essen              (Principal Financial
                           and Accounting Officer)

/s/ Carl H. Heimerdinger   Chairman of the    September 29, 1997
------------------------   Board
Carl H. Heimerdinger

/s/ John B. Bennet, Sr.    Vice Chairman of   September 29, 1997
------------------------   the Board
John B. Bennet, Sr.

/s/ Robert H. Bockhorst    Director           September 29, 1997
------------------------
Robert H. Bockhorst
/TABLE

SIGNATURES
Page 2

Signatures                  Title                      Date
----------                  -----                      ----

                             Director               ______, 1997
------------------------
Raymond J. Brinkman

/s/ Roger M. Higley          Director          September 29, 1997
-----------------------
Roger M. Higley

/s/ Mary Ann Jacobs          Director          September 29, 1997
-----------------------
Mary Ann Jacobs

/s/ James D. Kemp            Director          September 29, 1997
-----------------------
James D. Kemp

/TABLE

                        INDEX TO EXHIBITS


Exhibit   Description
-------   -----------

5 Opinion of Housley Kantarian & Bronstein, P.C. as to the validity of the Common Stock being registered

23.1 Consent of Housley Kantarian & Bronstein, P.C. (appears in their opinion filed as Exhibit 5)

23.2      Consent of Independent Certified Public Accountants

24 Power of Attorney (contained in the signature page to this registration statement)

99.1      Westwood Homestead Financial Corporation Management
          Recognition Plan and associated trust agreement

99.2      Westwood Homestead Financial Corporation 1997 Stock
          Option Plan

99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the Westwood Homestead Financial
          Corporation 1997 Stock Option Plan

99.4 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the Westwood Homestead Financial
          Corporation 1997 Stock Option Plan

99.5 Form of Agreement to be entered into with Optionees with respect to Stock Appreciation Rights granted under the Westwood Homestead Financial Corporation 1997 Stock
          Option Plan

99.6      Notice of Management Recognition Plan Award

99.7      Memorandum concerning taxation of Management
          Recognition Plan Awards, and associated election form